SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

       Date of Report (Date of Earliest Event Reported): December 9, 2002.


                           PIPELINE TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Colorado                     0-23823                        84-1313024
----------------              ------------                --------------------
(State or other               (Commission                 (I.R.S. Employer
jurisdiction of               File Number)                 Identification No.)
incorporation)

           1506 Prudential Drive, Suite 200
              Jacksonville, Florida                             32207
    ----------------------------------------                  ----------
    (Address of Principal Executive Offices)                  (Zip Code)


        Registrant's telephone number including area code: (904) 346-0170
                                                           --------------


(Former name or former address, if changed since last report):1001 Kings Avenue,
                                                              Suite 220
                                                              Jacksonville,
                                                              Florida 32207
                                                              ------------------

Item 5.  OTHER EVENTS

Failure to File Reports

     Pipeline Technologies, Inc. (the "Company") confirmed today that its common stock has been delisted from the OTC Bulletin Board for failing to file its periodic reports with the Securities and Exchange Commission ("SEC"). Information regarding trading in the Company's common stock can now be viewed in the "Pink Sheets" published by the National Quotations Bureau and distributed to various securities brokerage firms.

     Pipeline is presently delinquent in filing its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 and its Quarterly Report for the quarter ended September 30, 2002. Management has been working with the Company's independent accountant to finalize the audit of its financial statements for the past fiscal year, as well as the review for the first quarter of the current fiscal year. However, due to a lack of working capital, the Company has been unable to finalize either the financial statements or narrative portions of those reports.

     The Company is currently exploring various financing options in an effort to obtain the capital necessary to finalize the reports and proceed with its business plan. However, management is unable to predict with any degree of certainty when, if ever, such efforts will result in receipt of financing.

     Upon receipt of adequate capital and filing the necessary reports with the SEC, management intends to contact one or more market makers willing to submit an application for relisting of the Company's common stock on the Bulletin Board.

Civil Lawsuit

     The Company also reported that it is a defendant in a lawsuit commenced in the United States District Court for the Northern District of Alabama in which Compass Bank is plaintiff. The Company was served with the summons and complaint, initiating the action, on April 8, 2002. Also named as defendants in the lawsuit are Robert Maige, our former Treasurer and Chief Financial Officer, and Timothy Murtaugh, our President and Chief Executive Officer, who plaintiff alleges personally guaranteed the Company's obligations.

     The lawsuit arises out of a merchant agreement between Pipeline and Compass Bank. The suit alleges that Compass Bank was retained to process credit card payments on behalf of the Company and that the Company failed or refused to honor certain provisions of the merchant agreement, including its failure to pay chargebacks and other expenses incurred by plaintiff. Plaintiff claims damages from the defendants in excess of $1,000,000 under claims for breach of contract and fraud.

     The Company has hired counsel to defend the action on its behalf and intends to vigorously assert its defenses. The lawsuit is in the very preliminary stages of proceeding.

Item 6.           RESIGNATION OF REGISTRANTS' DIRECTORS

     The Company also reported that it had recently received the resignation of John McKey from its Board of Directors, resulting in the resignations of a majority of the Board since the date of its last annual meeting of shareholders. Remaining directors include Timothy Murtaugh and Peter Both.

     Members of the existing Board intend to undertake efforts to investigate and locate additional individuals to sit on the Board, time permitting. Until that time, the Board will continue with its existing members.

     The Company received no information from the resigning Directors required to be reported under Item 6 of this form.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        PIPELINE TECHNOLOGIES, INC.



Date: December 10, 2002                  By:  /s/ Timothy Murtaugh
       ----------------                       --------------------------------
                                              Timothy Murtaugh, President and
                                              Chief Executive Officer